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                                                              EXHIBIT 23.7



                         INDEPENDENT AUDITORS' CONSENT





We consent to incorporation by reference in the registration statement on Form S-8 of PLATINUM technology, inc. of our report dated March 20, 1996, with respect to the balance sheets of Prodea Software Corporation as of December 31, 1995 and 1994, and the related statements of operations, stockholders' equity, and cash flows for the years then ended, which report appears in the Form 8-K of PLATINUM technology, inc. dated February 8, 1996, as amended.




                                       /s/ KPMG Peat Marwick LLP

                                       KPMG Peat Marwick LLP


Minneapolis, Minnesota
January 29, 1997